UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

March 6, 2026
Date of Report (date of earliest event reported)

LISATA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33650	22-2343568
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 Allen Road, Second Floor, Basking Ridge, NJ 07920
(Address of Principal Executive Offices)(ZipCode)
(908) 842-0100
Registrant's telephone number, including area code
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LSTA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01    Entry into a Material Definitive Agreement.
Agreement and Plan of Merger
On March 6, 2026, Lisata Therapeutics, Inc., a Delaware corporation (the “Company” or “Lisata”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Kuva Labs Inc., a Delaware corporation (“Parent”), and Kuva Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”).
Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Purchaser will commence a tender offer (the “Offer”) to purchase all of the issued and outstanding shares of common stock, par value $0.001 per share (the “Common Shares”), of the Company in exchange for (i) $5.00 per Common Share, net to the seller in cash, without interest, but subject to any applicable withholding of taxes (the “Closing Amount”) plus (ii) one non-tradeable contingent value right (each, a “CVR”), which represents the contractual right to receive a contingent cash payment of $1.00 per CVR (the “Milestone Payment”) if a New Drug Application or similar registration is filed or formally accepted for review by the FDA or any governmental authority in any jurisdiction with respect to any pharmaceutical product that contains or incorporates the product candidate referred to as of the date of the Merger Agreement as certepetide, alone or in combination with one or more other therapeutically active ingredients, including all formulations, dosages, or modes of delivery, for any indication or patient population prior to the earlier of (a) 11:59 p.m. New York City Time on the seventh (7th) anniversary of the Closing Date (as defined in the Merger Agreement), and (b) termination of the CVR Agreement (the “Milestone”), in accordance with the terms and subject to the conditions of a contingent value rights agreement (the “CVR Agreement”) to be entered into with a rights agent selected by Parent and reasonably acceptable to the Company (the “Rights Agent”) (the Closing Amount plus one CVR, collectively, the “Offer Price”). If certain conditions are satisfied and the Offer is consummated, Parent would acquire any remaining Shares for the Offer Price by a merger of Purchaser with and into the Company (the “Merger”).
Concurrently with the execution of the Merger Agreement, certain of the Company’s stockholders (the “Rollover Stockholders”) entered into support agreements with Parent and Purchaser (each, a “Support Agreement”) pursuant to which, among other things, the Rollover Stockholders have (i) agreed not to tender their Shares to Purchaser in the Offer, (ii) agreed to contribute certain of their Shares (the “Rollover Shares”) held by the Rollover Stockholders to Parent, in each case, in the amount and as specified in the Support Agreement and (iii) waived the right to receive the Offer Price or Merger Consideration in respect of any Rollover Shares. The Company is not a party to any such Support Agreement.
The Merger Agreement contemplates that the Merger will be effectuated pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), which permits completion of the Merger without a shareholder vote promptly following consummation of the Offer. The obligation of Parent and Purchaser to consummate the Offer is subject to the satisfaction of customary conditions, including the condition that there be validly tendered, and not properly withdrawn, prior to the expiration of the Offer, that number of Shares that, together with the number of Shares, if any, then owned beneficially by Parent and Purchaser (together with their wholly-owned subsidiaries), which shall include the Rollover Shares, represents at least a majority of the Shares outstanding as of the consummation of the Offer (the “Minimum Tender Condition”). The Minimum Tender Condition may not be amended, modified or waived by Purchaser without the prior written consent of the Company. The obligation of Purchaser to consummate the Offer is also subject to other customary conditions. Consummation of the Offer is not subject to a financing condition.
Following the consummation of the Offer and subject to the terms and conditions of the Merger Agreement, Purchaser will merge with and into the Company pursuant to the provisions of Section 251(h) of the DGCL as provided in the Merger Agreement, with the Company being the surviving corporation. At the effective time of the Merger (the “Effective Time”), (i) each Common Share (other than (a) Shares held in the treasury of the Company, (b) Shares owned by Parent, Purchaser, the Company or any of their respective direct or indirect wholly-owned subsidiaries (including Common Shares irrevocably accepted for purchase in the Offer and any Rollover Shares) and (c) Shares held by stockholders who have properly demanded appraisal of such Shares in accordance with the DGCL (collectively, “Excluded Shares”)) will be cancelled and converted into the right to receive an amount in cash equal to the Offer Price, less applicable withholding of taxes (the “Common Merger Consideration”) and (ii) each of the issued and outstanding shares (the “Preferred Shares” and, together with the Common Shares, the “Shares”) of Series B Convertible Redeemable Preferred Stock, par value $0.01 per share, of the Company other than Excluded Shares will be canceled and converted into the right to receive $0.0005 per Preferred Share (which represents the Cash Amount and Milestone Payment per Preferred Share, on an as converted to Common Share basis) (the “Preferred Merger Consideration” and, together with the Common Merger Consideration, the “Merger Consideration”).
The Merger Agreement further provides that each option to purchase Common Shares granted under the Company’s equity incentive plans that has a per Common Share exercise price that is less than the Closing Amount as of immediately prior to the Effective Time (each such option to purchase Common Shares, an “In-the-Money Company Stock Option”) (or portion thereof)

that is outstanding immediately prior to the Effective Time will, to the extent not vested, automatically become fully vested and will be cancelled at the Effective Time, and the holder of such cancelled In-the-Money Company Stock Option will be entitled to receive (without interest) (1) an amount in cash (less applicable tax withholdings) equal to the product of (x) the total number of Common Shares subject to such In-the-Money Company Stock Option immediately prior to the Effective Time multiplied by (y) the excess, if any, of the Closing Amount over the applicable exercise price per Common Share under such In-the-Money Company Stock Option and (2) one CVR for each Common Share subject to such In-the-Money Company Stock Option immediately prior to the Effective Time, which shall be payable in accordance with the CVR Agreement; provided that no payments in respect of such CVR will be paid after the later of (i) the fifth anniversary of the Effective Time and (ii) the latest time that payment of such amounts would not result in a tax on the holder thereof under Section 409A of the Internal Revenue Code (the “Code”). Any option to purchase Common Shares granted under the Company’s equity incentive plans that has a per Common Share exercise price that equals or exceeds than the Closing Amount as of immediately prior to the Effective Time (“Out-Of-the-Money Company Stock Options”) (or portion thereof) shall become fully vested and to the extent not exercised prior to the Effective Time, will be cancelled without any consideration being payable in respect thereof and will have no further force or effect.
The Merger Agreement further provides that each share of Company restricted stock granted under the Company’s equity incentive plans which is subject to time-based vesting restrictions (each such share of restricted stock, a “Company Restricted Share”) that is outstanding immediately prior to the Effective Time will, to the extent not vested, automatically become fully vested and will be cancelled at the Effective Time, and the holder of such cancelled Company Restricted Share will be entitled to receive (without interest) (1) an amount in cash (less applicable tax withholdings) equal to the Closing Amount and (2) one CVR for each Company Restricted Share that is outstanding immediately prior to the Effective Time, which will be payable in accordance with the CVR Agreement; provided that no payments in respect of such CVR will be paid after the later of (i) the fifth anniversary of the Effective Time and (ii) the latest time that payment of such amounts would not result in a tax on the holder thereof under Section 409A of the Code.
The Merger Agreement further provides that each restricted stock unit in respect of Common Shares granted under the Company’s equity incentive plans which is subject to time-based vesting restrictions (each such restricted stock unit, a “Company RSU”) (or portion thereof) that is outstanding immediately prior to the Effective Time will, to the extent not vested, automatically become fully vested and will be cancelled at the Effective Time, and the holder of such cancelled Company RSU will be entitled to receive (without interest) (1) an amount in cash (less applicable tax withholdings) equal to (x) the total number of Common Shares subject to (or deliverable under) such Company RSU immediately prior to the Effective Time multiplied by (y) the Closing Amount and (2) one CVR for each Common Share subject to such Company RSU immediately prior to the Effective Time, which will be payable in accordance with the CVR Agreement; provided that no payments in respect of such CVR will be paid after the later of (i) the fifth anniversary of the Effective Time and (ii) the latest time that payment of such amounts would not result in a tax on the holder thereof under Section 409A of the Code.
The board of directors of the Company (the “Company Board”), or, if appropriate, a committee administering the Company’s equity incentive plans will, prior to the Effective Time, adopt resolutions and take all actions necessary to terminate each of the Company’s equity incentive plans in accordance with the terms thereof, effective as of the Effective Time.
The Merger Agreement provides that the Company Board (or the compensation committee of the Board) will adopt resolutions to (i) provide that (A) the commencement of any offering period will be suspended following the date of the Merger Agreement under the Company’s 2017 Employee Stock Purchase Plan (the “2017 ESPP”) unless and until the Merger Agreement is terminated, (B) no individuals will commence participation in the 2017 ESPP during the period from the date of the Merger Agreement through the Effective Time, and (C) no current participant in the 2017 ESPP may increase his or her rate of contribution under the 2017 ESPP during the period from the date of the Merger Agreement through the Effective Time, and (ii) terminate the 2017 ESPP and all outstanding rights thereunder effective as of the Effective Time, with any outstanding rights as of immediately prior to the Effective Time automatically exercised for whole Common Shares prior to the Effective Time in accordance with the terms of the 2017 ESPP (and the Company will return to each participant the funds, if any, that remain in such participant’s account after such purchase).
The Merger Agreement provides that each warrant to purchase Common Shares issued by the Company (each a “Company Warrant”) shall be treated in accordance with the terms and conditions specified in such Company Warrant.
The Merger Agreement includes customary representations, warranties and covenants of the Company, Parent and Purchaser. The Company has agreed to use commercially reasonable efforts to carry on its business in the ordinary course until the Effective Time. The Company has also agreed not to solicit or initiate discussions with third parties regarding other proposals for a strategic transaction involving the Company. Parent and Purchaser have agreed to use reasonable best efforts to take actions that may be required under applicable law in order to consummate the Offer, the Merger and other transactions contemplated by the Merger Agreement, subject to certain limitations.

Parent has delivered to the Company a true, correct and complete copy of an executed capital commitment letter dated as of March 3, 2026 (the “Capital Commitment Letter”), from an investor (the “Capital Investor”) pursuant to which the Capital Investor has agreed, subject to the terms and conditions thereof, to invest in Parent the cash amounts set forth therein (collectively, the “Capital”). The Capital, when funded in accordance with the Capital Commitment Letter, shall provide Parent with cash proceeds in an amount sufficient for the payment of the Closing Amount in respect of each Common Share validly tendered and accepted in the Offer, the cash portion of the Merger Consideration (excluding the portion of the Merger Consideration that would otherwise be payable in respect of the Rollover Shares), any other amounts required to be paid by Parent or Purchaser on the Closing Date in connection with the consummation of the transactions contemplated by the Merger Agreement and the payment of any fees and expenses of or payable by Parent or Purchaser in connection with the foregoing. Parent and Purchaser acknowledged and agreed that it is not a condition to the Offer or the Closing that Parent and Purchaser obtain any financing or refinancing (including, for the avoidance of doubt, the Capital) for or relating to the contemplated transactions.
The Merger Agreement also includes customary termination provisions for each of the Company and Parent, subject, in certain circumstances, to the payment by the Company and the Parent of a termination fee equal to $2,000,000 (the “Termination Fee”). The Company must pay Parent the Termination Fee if (i) the Company Board determines to terminate the Merger Agreement in order to enter into a definitive agreement with respect to a Superior Proposal (as defined in the Merger Agreement) and the Company so terminates or (ii) in the event that the Merger Agreement is terminated by Parent following a change of recommendation by the Company Board, in each case, as is more particularly described in the Merger Agreement. The Company must also pay Parent the Termination Fee if the Merger Agreement is terminated under certain circumstances, a third party has made and not withdrawn another acquisition proposal to the Company prior to the termination of the Merger Agreement, and within twelve (12) months following such termination, the Company enters into an agreement for a business combination transaction and the transactions contemplated by such acquisition proposal are subsequently consummated. The parties to the Merger Agreement are also entitled to an injunction or injunctions to prevent breaches of the Merger Agreement, and to specifically enforce the terms and provisions of the Merger Agreement.
Parent must pay the Company the Termination Fee under certain circumstances, including if (i) Purchaser fails to timely commence the Offer in violation of the Merger Agreement, subject to certain exceptions, (ii) the Offer has expired or has been terminated without Purchaser having accepted for purchase the Common Shares validly tendered (and not withdrawn) pursuant to the Offer on the terms set forth in the Merger Agreement, (iii) Purchaser, in violation of the terms of the Merger Agreement, fails to accept for purchase Common Shares validly tendered (and not withdrawn) pursuant to the Offer or (iv) there has been a breach of any covenant or agreement made by Parent or Purchaser in the Merger Agreement, or any representation or warranty of Parent or Purchaser is inaccurate or becomes inaccurate after the date of the Merger Agreement, and such breach or inaccuracy gives rise to a Purchaser material adverse effect, and such breach or inaccuracy is not capable of being cured on or before July 1, 2026, or, if capable of being cured by such date, is not cured prior to the earlier of (x) thirty (30) days following receipt by Parent or Purchaser of written notice of such breach or inaccuracy or (y) one business day prior to July 1, 2026.
The Company Board unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, are advisable and fair to, and in the best interests of, the Company and the holders of the Shares, (ii) adopted the Merger Agreement and approved the execution, delivery and performance by the Company of its covenants and agreements contained in the Merger Agreement and the consummation of the transactions contemplated thereby, including the Offer and the Merger, and (iii) resolved to recommend that the holders of the Common Shares accept the Offer and tender their Common Shares pursuant to the Offer.
The foregoing summary of the principal terms of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed hereto as Exhibit 2.1 and incorporated herein by reference. The summary and the copy of the Merger Agreement are intended to provide information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the U.S. Securities and Exchange Commission (the “SEC”). The assertions embodied in the representations and warranties included in the Merger Agreement were made solely for purposes of the contract among the Company, Purchaser and Parent and are subject to important qualifications and limitations agreed to by the Company, Purchaser and Parent in connection with the negotiated terms, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to the Company’s SEC filings or may have been used for purposes of allocating risk among the Company, Purchaser and Parent rather than establishing matters as facts. Investors should not rely on the representations and warranties or any description of them as characterizations of the actual state of facts of the Company, Parent, Purchaser or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, and this subsequent information may or may not be fully reflected in public disclosures by the Company or Parent.

Contingent Value Rights Agreement
At or prior to the date and time of acceptance for payment for Common Shares validly tendered and not validly withdrawn pursuant to the Offer after such scheduled date the Offer expires, Parent and such an agent selected by Parent (the “Rights Agent”) will enter into the CVR Agreement. Pursuant to and subject to the terms and conditions of the Merger Agreement, holders of Common Shares (other than Excluded Shares), Company RSUs, Company Restricted Stock and In-the-Money Company Stock Options will be entitled to CVRs as described above. The holders of Company Warrants that are issued, unexpired and unexercised immediately prior to the Effective Time (each, a “Surviving Warrant”), when such Surviving Warrant is exercised following the Effective Time in accordance with its terms will be issued a number of CVRs to which such holder is entitled pursuant to the Surviving Warrant in a denomination equal to the number of Common Shares for which such Surviving Warrant is exercised. The CVRs are contractual rights only and shall not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part except through a Permitted CVR Transfer (as defined in the CVR Agreement), will not be certificated or evidenced by any instrument and will not be registered with the SEC or listed for trading. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Parent, Purchaser or the Company or any of their affiliates.
Each CVR will represent a non-tradable contractual contingent right to receive one contingent payment in an amount equal to $1.00 per CVR in cash, if a New Drug Application or similar registration is filed or formally accepted for review by the FDA or any governmental authority in any jurisdiction with respect to any pharmaceutical product that contains or incorporates the product candidate referred to as of the date of the Merger Agreement as certepetide for any indication or patient population prior to the earlier of (a) 11:59 p.m. New York City Time on the seventh (7th) anniversary of the Closing Date (as defined in the Merger Agreement), and (b) termination of the CVR Agreement.
The CVR Agreement provides that Parent will use a contractually defined level of commercially reasonable efforts to achieve the Milestone; provided, that use of commercially reasonable efforts does not guarantee that Parent will achieve the Milestone by a specific date or at all. Any potential payout of the CVR are subject to various risks and uncertainties related to the development of certepetide, regulatory approvals related to commercialization of certepetide including any approval of a New Drug Application (as more fully described in Section 505(b) of the Federal Food, Drug, and Cosmetic Act (21 U.S.C. § 355(b)) and 21 CFR § 314.50) or other similar registration document, and third-party patent claims as more fully described in the Company’s periodic reports filed with the SEC.
There can be no assurance that the Milestone will be achieved prior to its expiration date.
The foregoing description of the form of CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the form of CVR Agreement, a copy of which is included as Annex V to the Merger Agreement and is filed as Exhibit 2.2 to this report and incorporated by reference herein.
Item 7.01.    Regulation FD Disclosure.
On March 6, 2026, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 thereto and incorporated herein by reference.
The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing
*****
Additional Information and Where to Find It
The tender offer referred to in this document has not yet commenced. This document is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares, nor is it a substitute for the tender offer materials that Parent and Purchaser will file with the SEC upon commencement of the tender offer. At the time the tender offer is commenced, Parent and Purchaser will cause to be filed a tender offer statement on Schedule TO with the SEC, and Lisata will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer.
THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION AND THE PARTIES THERETO. INVESTORS AND STOCKHOLDERS OF LISATA ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AND EACH AS IT MAY BE

AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR COMMON SHARES IN THE OFFER.
Both the tender offer statement and the solicitation/recommendation statement will be sent free of charge to all of Lisata’s stockholders. A free copy of the tender offer statement and the solicitation/recommendation statement will also be made available to all stockholders of Lisata by accessing https://ir.lisata.com or by contacting Investor Relations at (908) 842-0084. In addition, the tender offer statement and the solicitation/recommendation statement (and all other documents filed with the SEC) will be available at no charge on the SEC’s website: www.sec.gov, upon filing with the SEC.
LISATA’S STOCKHOLDERS ARE ADVISED TO READ THE SCHEDULE TO AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO.
Cautionary Note Regarding Forward-Looking Statements
This document includes forward-looking statements that are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements, including, without limitation, statements regarding the proposed acquisition of Lisata by Parent, the expected timetable for completing the transaction, and Lisata’s future financial or operating performance. These forward-looking statements typically can be identified by words such as “believe,” “expect,” “estimate,” “predict,” “target,” “potential,” “likely,” “continue,” “ongoing,” “could,” “should,” “intend,” “may,” “might,” “plan,” “seek,” “anticipate,” “project” and similar expressions, as well as variations or negatives of these words. Forward-looking statements include, without limitation, statements regarding the proposed acquisition of Lisata by Parent, similar transactions, prospective performance, future plans, events, expectations, objectives, opportunities, and the outlook for Lisata; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions; and the accuracy of any assumptions underlying any of the foregoing. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties; accordingly, investors are cautioned not to place undue reliance on forward-looking statements. Actual results may differ materially due to several factors. Factors that could cause future results to differ materially include: risks associated with the timing of the closing of the proposed transaction, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed transaction will not occur; uncertainties as to how many of Lisata’s stockholders will tender their shares in the offer; the possibility that competing offers will be made; the occurrence of any event, change, or other circumstance that could give rise to the termination of the Merger Agreement, including circumstances requiring the Company to pay a termination fee pursuant to the Merger Agreement; the outcome of any legal proceedings that may be instituted against the parties and others related to the Merger Agreement; unanticipated difficulties or expenditures relating to the proposed transaction; the response of business partners to the announcement of the proposed transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed transaction; the possibility that the milestone payment related to the CVR will never be achieved and that no milestone payment may be made; the risk that any stockholder litigation in connection with the proposed transactions may result in significant costs of defense, indemnification and liability; Lisata’s ability to successfully demonstrate the efficacy and safety of its product candidates, and the preclinical or clinical results for its product candidates, which may not support further development of such product candidates; comments, feedback and actions of regulatory agencies; Lisata’s dependence on the successful clinical development, regulatory approval and commercialization of its product candidates; the inherent uncertainties associated with developing new products or technologies and operating as clinical stage company; the Company’s cash sufficiency and runway; and other risks identified in Lisata’s SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2024, Quarterly Reports for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025 and subsequent filings with the SEC. Lisata cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The forward-looking statements in this document speak only as of the date of this document. Lisata undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as may be required by applicable law.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No		Description

2.1	*	Agreement and Plan of Merger, dated as of March 6, 2026, among the Company, Parent and Purchaser

2.2	*	Form of Contingent Value Rights Agreement

2.3	*	Form of Support Agreement

99.1		Press Release, dated March 6, 2026, issued by the Company

104		Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Certain annexes, exhibits and schedules have been omitted pursuant to Item 601(a)(5) or Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule so furnished.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LISATA THERAPEUTICS, INC.

By: /s/ David J. Mazzo
Name: David J. Mazzo, PhD
Title: President & Chief Executive Officer
Dated: March 9, 2026